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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC 20549

                                   AMENDMENT NO. 1

                                      FORM 8-K

                                   CURRENT REPORT
      Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 5, 2002

                              Energy & Engine Technology
                 (Exact name of registrant as specified in its chapter)

         Nevada                    0-32129             88-0471842
(State or other jurisdiction    (Commission           (IRS Employer
    of incorporation)           File Number)        Identification No.)


                              5308 West Plano Parkway
                                    Plano, TX                      75093
                   (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code  972-732-6360

         __________________________________________________________
       (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On December 5, 2002, Wind Dancer Aviation Services, Inc. ("Wind Dancer"), a wholly owned subsidiary of Registrant, purchased certain hard assets and inventory and fuel associated with the former Fixed Base of Operation ("FBO"), at Stevens Field, Archuleta County, Colorado from the Board of County Commissioners of Archuleta County, Colorado ("Seller"). The total consideration paid was $103,375.76. Among the more significant assets purchased were FBO lobby and office furniture, fixtures and equipment, two fuel trucks and service equipment. The purchase price was the same as the purchase price paid by Seller for the same assets from the former FBO owner in the Fall of 2002. The purchase price funds were provided by Registrant in the form of an equity infusion into Wind Dancer. The nature of the business in which the assets were used was an FBO, and Wind Dancer continues to use the assets in an FBO.

Item 7.  Financial Statements and Exhibits.

(a) and (b). Financial statements of businesses acquired and pro forma financial information. As no business and only assets were acquired, no financial statements or pro forma financial information is filed. The aforementioned purchase does not constitute a purchase of a business under Rule 11-01(d) as it does not meet the eight pronged test under subsection
(2) of Rule 11-01(d). The reasons, which track the eight factors in subsection (2), are as follows:

     (i) The physical facilities were not owned by the asset seller. The hangar is indeed owned by Archuleta County, Colorado and is being occupied by Wind Dancer (our operating subsidiary) under a lease negotiated with the County separate and apart from any arrangements the asset seller may have had from the hangar's prior owner, the now defunct Airport Board.

     (ii) The employee base has only two employees in common. Wind Dancer has a totally separate management, consisting of Tylor Hall, who had no relationship with Seller, in addition to legal and accounting staff, consisting of parent officers, who had no relationship with Seller. Wind Dancer also employs an additional part time person, Drew Hall, who had no relationship with Seller.

     (iii) There is no commonality of market distribution. All of Wind Dancer's distribution is through Tylor Hall, and Top Gun Marketing, an EENT subsidiary.

     (iv) The sales force has no commonality as Wind Dancer's sales force consists of Tylor Hall and Top Gun.

     (v) The customer base is significantly different as it consists of local and visiting aircraft many of whom would not do business with Seller and is expanded.

     (vi) The operating rights are totally separate. Seller's deal with the Airport Board was terminated, and the Airport's new owner, Archuleta County, entered into a free standing third party agreement with Wind Dancer and EENT.

     (vii)  Production techniques do not apply here at all.

     (viii) There is no trade name carry over. The Seller was under the trade name, Flite Crafton, and we operate under Wind Dancer Aviation Services.

Additionally, Seller only owned the assets for approximately one month, so it did not produce financial statements to Wind Dancer upon asset acquisition.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                ENERGY & ENGINE TECHNOLOGY CORPORATION
                              (Registrant)
                           /s/ Willard G. McAndrew, III

Date                            Willard G. McAndrew, III
July 21, 2003                      CEO and President
                                     (Signature)*